Exhibit 32(a)

                Written Statement of the Chief Executive Officer
                          Pursuant to 18 U.S.C. ss.1350

         Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman and Chief Executive Officer of Nobility Homes, Inc. (the "Company"), hereby certify that:

         1. The Quarterly Report on Form 10-Q of the Company for the quarter ended July 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


 DATE:  September 14, 2004              By:  /s/ Terry E. Trexler
                                        ----------------------------------------
                                        Terry E. Trexler, Chairman,
                                        President and Chief Executive Officer